Exhibit 10.12

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made this 29th day of July, 2019 (“Agreement”), by and between ProSight Global, Inc., a Delaware corporation (the “Company”) and _______________ (“Indemnitee”).

WHEREAS, Indemnitee is [a[n] [director] [officer] of Company] [and is now serving] and may in the future serve at the request of Company as a director or officer of a subsidiary of the Company;

WHEREAS, in consideration of Indemnitee acting in such position or positions and assuming the responsibilities attendant thereto, Company desires to provide Indemnitee the rights to indemnification and advance payment or reimbursement of expenses described below;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Indemnitee do hereby covenant and agree as follows:

Section 1.  Definitions.  For purposes of this Agreement:

(a)          “Act” shall mean the Delaware General Corporation Law, as amended from time to time;

(b)          the term “Company” shall include any predecessor of Company, including ProSight Global Holdings Limited, an exempted company incorporated in Bermuda (“PGHL”);

(c)          “Expenses” shall mean all reasonable out of pocket fees, costs and expenses, including attorney’s fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, Federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other disbursements or expenses of the types customarily incurred in connection with involvement in the relevant type of Proceeding;

(d)          “GS Investors” means, collectively, ProSight Investment LLC and ProSight Parallel Investment LLC;

(e)          “Losses” shall mean all Expenses, liabilities and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement), in each case reasonably incurred or suffered by Indemnitee in connection with a Proceeding;

(f)           “Proceeding” shall mean any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Indemnitee is involved in any manner (including as a party or a witness) by reason of the fact that Indemnitee is or was a director, officer or employee of the Company, or, while a director officer or employee of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan;

(g)          “Standard of Conduct” shall mean (i) acting in good faith and in a manner reasonably believed by the Indemnitee to be in or not opposed to the best interests of Company and, with respect to any criminal action or proceeding, having had no reasonable cause to believe that Indemnitee’s conduct was unlawful or (ii) if Section 145 (or any successor provision) of the Act shall be amended after the date of this Agreement to provide for a standard of conduct that is more favorable to the Indemnitee, the standard of conduct prescribed by the Act at the time of any assessment of Indemnitee’s conduct.

(h)          “TPG Investors” means, collectively, (i) ProSight TPG, L.P., a Delaware limited partnership, (ii) TPG PS 1, L.P., a Cayman limited partnership, (iii) TPG PS 2, L.P., a Cayman limited partnership, (iv) TPG PS 3, L.P., a Cayman limited partnership, and (v) TPG PS 4, L.P., a Cayman limited partnership;

(i)           a  “Change in Control” shall have the meaning set forth in the Stockholders’ Agreement, dated as of July 29, 2019, by and among the Company, the GS Investors and the TPG Investors, as amended from time to time.

Section 2.  Indemnification –- General.  (a) Subject to the terms and conditions of this Agreement, and except as set forth in clauses (b) and (c) of this Section 2, the Company shall indemnify and hold harmless Indemnitee for all Losses to the fullest extent permitted by law as it presently exists or may hereafter be amended in connection with any Proceeding;

(b)          The Company shall not provide indemnification with respect to Losses in connection with any Proceeding initiated by Indemnitee, except (i) a Proceeding with respect to which the Company, acting through the Board or a duly authorized committee thereof, has provided in advance its written consent to the initiation of such Proceeding by the Indemnitee, and (ii) counterclaims made by Indemnitee which directly respond to and negate the affirmative claim made against the Indemnitee in a Proceeding;

(c)          The Company shall not provide indemnification in respect of any Proceeding by or in the right of the Company to procure a judgment in its favor in which Indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 3.  Advancement of Expenses.  Subject to the terms and conditions of this Agreement, upon receipt by the Company of an undertaking by Indemnitee to repay Expenses if it shall ultimately be determined that Indemnitee is not entitled to receive payment or reimbursement of Expenses from the Company, the Company shall pay or reimburse Expenses actually and reasonably incurred by Indemnitee in appearing at, participating in or defending a Proceeding, in advance of any final disposition of the Proceeding and promptly after receipt of the statement with respect to such Expenses set forth in Section 14 hereof, provided,  however, that the Company shall not have any obligation to pay or reimburse Expenses (in advance of any final disposition or otherwise) in respect of any Proceeding described in Section 2(b) hereof.  Indemnitee’s obligation to reimburse the Company shall be unsecured and no interest shall be charged thereon.

Section 4.  Successful Defense.  To the extent that Indemnitee has been successful in defense of any Proceeding on the merits or otherwise, Indemnitee shall, to the fullest extent permitted by law, be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding.  Without limiting the foregoing, if any Proceeding is disposed of on the merits or otherwise (including a disposition without prejudice) without: (i) the final disposition being adverse to Indemnitee; (ii) a final adjudication that Indemnitee was liable to the Company; (iii) a plea of guilty or nolo contendere by Indemnitee; or (iv) a final adjudication that Indemnitee did not meet the Standard of Conduct; then Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

Section 5.  Partial Indemnity.  If Indemnitee is entitled under this Agreement to indemnification by the Company for some of the Losses actually and reasonably incurred by Indemnitee in connection with any Proceeding, but not for the total amount thereof because Indemnitee is not wholly successful, the Company shall nevertheless indemnify Indemnitee for the portion of such Losses in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law.

Section 6.  Standard of Conduct.  (a) No claim for indemnification shall be paid by Company unless it has been determined that Indemnitee shall have met the Standard of Conduct.

(b)          Unless a Change in Control shall have occurred, and unless otherwise ordered by a court, such determinations shall be made by (i) a majority vote of Company’s directors who are not parties to the Proceeding for which indemnification is sought, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of the Company’s directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) if the Board shall so direct, by the Company’s stockholders.

(c)          If a Change in Control shall have occurred, unless otherwise ordered by a court, such determination shall be made by independent legal counsel in a written opinion.

(d)          If any determination pursuant to this Section 6 shall be made by independent legal counsel, such counsel shall be selected, (i) if a Change in Control shall not have occurred, by the directors of the Company described in clause (b)(i) or (b)(ii) of this Section 6, in their sole discretion and (ii) if a Change in Control shall have occurred, by such directors, subject to the consent of Indemnitee, which consent may not be unreasonably withheld, conditioned or delayed.

(e)          Indemnitee shall be deemed to have met the relevant Standard of Conduct if a determination pursuant to clause (b) or (c) of this Section 6 has not been not made within sixty days of a demand by Indemnitee for indemnification of Losses.  If the Indemnitee has been determined not to have met the Standard of Conduct, Indemnitee may commence litigation in the Delaware Court of Chancery seeking an initial de novo determination by the court or challenging any such determination or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and agrees to appear in any such proceeding.  Any determination under this Section 6 otherwise shall be conclusive and binding on the Company and Indemnitee.

(f)           No determination regarding the relevant Standard of Conduct shall be required before the Company advances Expenses to Indemnitee pursuant to Section 6 of this Agreement or shall otherwise affect the Company’s obligations under such Section.

Section 7.  Contribution.  To provide for just and equitable contribution when the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s Losses with respect to any Proceeding, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise; provided,  however, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to: (i) the failure of Indemnitee to meet the Standard of Conduct or (ii) any limitation on indemnification set forth in Section 2(b).

Section 8.  Defense of Proceeding.  If any Proceeding asserted or commenced against Indemnitee is also asserted or commenced against the Company or an affiliate of the Company, the Company or the affiliate shall be entitled, except as otherwise provided herein below, to assume the defense thereof.  After notice from the Company or its affiliate to Indemnitee of its election to assume the defense of any such Proceeding, Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the Expenses of such counsel incurred after such notice to Indemnitee shall be at the expense of Indemnitee and the Company shall not be obligated to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection therewith other than reasonable Expenses (not involving fees or expenses of counsel) arising out of Indemnitee’s participation in the defense of such Proceeding, unless (i) otherwise notified by the Company, (ii) Indemnitee’s counsel shall have reasonably concluded and so notified the Company that there is a conflict of interest between the Company or its affiliate and Indemnitee in the conduct of defense of such Proceeding, or (iii) the Company or its affiliate shall not in fact have employed counsel to assume the defense of such Proceeding, in any of which cases the Expenses of

Indemnitee in such Proceeding shall be reimbursed or paid by the Company.  The Company or its affiliate shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company by its stockholders or as to which Indemnitee’s counsel shall have made the conclusion set forth in clause (ii) of the preceding sentence of this Section 8.

Section 9.  Settlements.  Notwithstanding anything provided in Section 2 hereof, the Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Proceeding unless the Company shall have provided its prior written consent to the terms of such settlement, which consent shall not be unreasonably withheld, conditioned or delayed.  The Company shall not settle any Proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

Section 10.  Confidentiality.  Except as required by law or as otherwise becomes public, Indemnitee agrees to keep confidential any information that arises in connection with this Agreement, including but not limited to, claims for indemnification of Losses or the advance payment or reimbursement of Expenses, amounts paid or payable under this Agreement and any communications between the parties hereto.

Section 11.  Nonexclusivity.  The rights of Indemnitee under this Agreement shall not be deemed exclusive and shall be in addition to, and not in lieu of, any right of indemnification of Losses or the advance payment or reimbursement of Expenses that Indemnitee may have under the Company’s certificate of incorporation or by-laws.

Section 12.  No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment to Indemnitee under this Agreement to the extent that Indemnitee has otherwise actually received payment of such amounts, including pursuant to an insurance policy, from the Company (whether pursuant to a separate payment obligation or a voluntarily payment) or from any other source.

Section 13.  Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

Section 14.  Notice by Indemnitee.  Indemnitee shall promptly notify the Company in writing upon the sooner of (a) becoming aware of any Proceeding where indemnification of Losses or the advance payment or reimbursement of Expenses may be sought or (b) being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification of Losses or the advance payment or reimbursement of Expenses covered hereunder.  As a condition to indemnification of Losses or the advance payment or reimbursement of Expenses, any demand for payment by Indemnitee hereunder shall be in writing and shall provide reasonable accounting, certified by Indemnitee’s legal counsel, for the Losses to be paid or the advance payment or reimbursement of Expenses by the Company.  The failure of Indemnitee to so notify the Company or any delay in notification shall not relieve the Company of any obligation which it may have to Indemnitee pursuant to this Agreement, except to the extent that the Company shall have been prejudiced by such failure or delay.

Section 15.  Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other part of this Agreement.

Section 16.  Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, Indemnitee and Indemnitee’s heirs, personal representatives, executors and administrators and upon the Company and its successors and assigns.

Section 17.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

Section 18.  Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 19.  Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 20.  Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand, on the date delivered, or (ii) if sent by guaranteed overnight courier service, with postage prepaid, on the business day after the date on which it is sent:

(a)	If to Indemnitee, to:

with copies to:

(b)	If to Company, to:

ProSight Global, Inc.
412 Mt. Kemble Avenue
Morristown, NJ 07960
Attn: Chief Legal Officer

or to such other address as may be furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 21.  Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

Section 22.  Venue.  Any action, suit or proceeding regarding indemnification of Losses or the advance payment or reimbursement of Expenses arising out of this Agreement or otherwise shall only be brought and heard in the Delaware Court of Chancery.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PROSIGHT GLOBAL, INC.
By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

Name:

[Signature Page to Indemnification Agreement]